[Logo of Entergy]						Entergy Corporation
								639 Loyola Avenue
								New Orleans, LA 70113


								News
								Release
                                                       Exhibit 99.1






Date:          January 14, 2003

For Release:   Immediate

Contact:       Morgan Stewart (Media)   Nancy Morovich (Investor Relations)
               (504) 576-4238           (504) 576-5506
               mstewa3@entergy.com      nmorovi@entergy.com


         Entergy Releases Fourth Quarter Earnings Guidance


     New Orleans, La. - In accordance with Regulation FD, Entergy

Corporation (NYSE: ETR) today indicated that it expects to report fourth quarter 2002 financial results of at least $0.28 in as reported and operational earnings per share, including the benefits of disproportionate income allocated to Entergy in accordance with the terms of the Entergy-Koch L.P. partnership agreement.  Results also include the impact of weather which was near normal for the period.

     Entergy noted that it expects both Utility and Entergy Nuclear results to be near flat compared to fourth quarter 2001.  Fourth quarter 2002 results at Energy Commodity Services are expected to be higher when compared to the same quarter a year ago as the result of solid performance at Entergy-Koch L.P. as well as the positive impact of disproportionate income sharing as noted above.

Energy Commodity Services includes the operations of Entergy-Koch,

the company's provider of wholesale energy marketing and trading services, and Entergy's non-nuclear wholesale assets.  Results at

Parent & Other are expected to be improved compared to fourth quarter 2001 due to reduced consolidated tax benefits in 2001 allocated from Parent to other Entergy companies as well as higher interest income.

     Entergy also reaffirmed operational earnings guidance for 2003 to be in the range of $3.75 to $3.95 per share.

     A teleconference will be held on February 4, 2003 at 10:00

a.m. CST, and may be accessed by calling Premiere Conferencing at

(719) 457-2621 no more than 15 minutes prior to the start of the call.  The confirmation number is 629149.  Internet users may also access the teleconference and view presentation slides by visiting

Entergy's website at www.entergy.com/webcasts.  For seven days following the teleconference, a tape delay will be available and may be accessed by dialing (719) 457-0820.  The confirmation number is the same.

     Entergy Corporation, with annual revenues of nearly $10

billion, is a major integrated energy company engaged in power production, distribution operations, and related diversified services, with more than 15,000 employees. Entergy owns, manages,

or invests in power plants generating more than 30,000 megawatts of electricity, is the second largest U.S. nuclear generator, and delivers electricity to about 2.6 million customers in portions of

Arkansas, Louisiana, Mississippi, and Texas. Through Entergy-Koch,

L.P., it is also a leading provider of wholesale energy marketing and trading services, as well as an operator of natural gas

pipeline and storage facilities.

                               -30-

     Additional investor information can be accessed online at
                     www.entergy.com/earnings

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that forward-looking statements contained herein with respect to the revenues, earnings, performance, strategies, prospects and other aspects of the business of Entergy Corporation, Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc., and System Energy Resources, Inc. and their affiliated companies may involve risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties relating to: the effects of weather, the performance of generating units and transmission systems, the possession of nuclear materials, fuel and purchased power prices and availability, the effects of regulatory decisions and changes in law, litigation, capital spending requirements, and the availability of capital, the onset of competition, the ability to recover net regulatory assets and other potential stranded costs, the effects of the California electricity market on the utility industry nationally, advances in technology, changes in accounting standards, corporate restructuring and changes in capital structure, the success of new business ventures, changes in the markets for electricity and other energy-related commodities, including the use of financial and derivative instruments and volatility of changes in market prices, changes in the number of participants and the risk profile of such participants in the energy marketing and trading business, changes in interest rates and in financial and foreign currency markets generally, the economic climate and growth in Entergy's service territories, changes in corporate strategies, and other factors.